UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2014

VWR FUNDING, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-124100	56-2445503
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Matsonford Road P.O. Box 6660 Radnor, PA	19087
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 386-1700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information

Item 2.02 Results of Operations and Financial Condition

Section 7 - Regulation FD

Item 7.01 Regulation FD Disclosure

As previously announced, on Tuesday, March 4, 2014, at 9:00 AM (Eastern Time), members of the senior management of VWR Funding, Inc. (the “Company”) will hold a teleconference to discuss the Company’s financial results for the quarter and year ended December 31, 2013. A copy of the press release issued by the Company on February 26th, 2014, which provides information regarding the teleconference, was attached as Exhibit 99.1 to the Company’s Current Report on Form 8-K furnished with the Securities and Exchange Commission on February 26th, 2014.

Management’s presentation will contain a discussion of certain financial measures which are not in conformity with generally accepted accounting principles in the United States of America (“GAAP”), as described below.

Adjusted EBITDA

Management’s presentation will include a discussion of earnings before interest, taxes, depreciation and amortization, as adjusted for certain items described below (“Adjusted EBITDA”). Adjusted EBITDA is a non-GAAP financial measure. Accordingly, the table presented below reconciles this non-GAAP measure to net income or loss for the three and twelve months ended December 31, 2013 and 2012. Net income or loss is the most comparable GAAP measure of our operating results presented in the Company’s consolidated financial statements.

Adjusted EBITDA should not be considered as an alternative to net income or loss or any other GAAP measure of performance or liquidity. Our calculation of Adjusted EBITDA eliminates the effect of charges primarily associated with financing decisions, tax regulations and capital investments, and includes certain other adjustments described below. Adjusted EBITDA is a key financial metric used by the Company’s investors and management to evaluate and measure the Company’s operating performance.

Reconciliation of Reported Net Income or Loss to Adjusted EBITDA

(in millions)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012

Net income (loss) (GAAP)	$9.1	$(21.1)	$14.1	$3.8
Income tax (benefit) provision	(8.0)	(11.5)	8.4	8.1
Interest expense, net	47.9	47.0	190.7	199.5
Depreciation and amortization	33.4	33.5	130.0	125.9
Net unrealized translation loss	18.9	22.6	41.6	16.0
Net realized transaction gain	(3.6)	—	(3.6)	—
Charges associated with restructurings and other cost reduction initiatives	20.6	15.5	32.5	16.9
Debt refinancing fees and extinguishments	—	21.3	2.0	26.2
Charges associated with executive departures	—	—	2.2	6.2
Share-based compensation expense	0.1	0.2	0.6	0.9
Gain from changes in the estimated fair value of contingent consideration	—	—	—	(2.0)

Adjusted EBITDA (Non-GAAP)	$118.4	$107.5	$418.5	$401.5

As reflected in the reconciliation above, the Company recorded certain significant income and expenses during the three and twelve months ended December 31, 2013 and 2012:

•	We have a significant amount of foreign-denominated debt on our U.S. dollar-denominated balance sheet. The translation of foreign-denominated debt obligations on our U.S. dollar-denominated balance sheet is reported in other income (expense), net, as foreign currency exchange gains or losses each period. Such gains or losses are substantially unrealized and related to the weakening or strengthening of the euro against the U.S. dollar, respectively. As a result, our operating results are exposed to fluctuations in foreign currency exchange rates, principally with respect to the euro.

•	From time-to-time, we may recognize foreign currency transaction gains and losses. Such realized gains or losses are primarily related to internal financing activities, however, may also include gains or losses associated with periodic repayments of foreign denominated indebtedness. During the three and twelve months ended December 31, 2013, we recognized $3.6 million in net realized transaction gains attributable to internal financing activities. Realized transaction gains and losses were not material to the three and twelve months ended December 31, 2012.

•	During the three and twelve months ended December 31, 2013, the Company recognized charges of $20.6 million and $32.5 million, respectively, associated with a global restructuring program (the “Program”). During the three and twelve months ended December 31, 2012, the Company recognized charges for cost reduction initiatives of $15.5 million and $16.9 million, respectively. Refer to Note 7 in Item 8 – “Financial Statements and Supplementary Data” of our Annual Report on Form 10-K for the period ended December 31, 2013, for more information on the Program and other cost reduction initiatives.

•	In connection with an amendment of our Senior Secured Credit Facility on January 31, 2013, the Company recognized a loss on the extinguishment of long-term debt of $2.0 million representing the write off of unamortized deferred financing costs. In connection with the refinancing of our Senior Notes in 2012, the Company recognized aggregate losses on the extinguishment of long-term debt of $25.5 million. These losses included $18.7 million in tender and redemption premiums paid, $6.6 million for the write-off of unamortized deferred financing costs and $0.2 million of third party fees and fees paid to lenders. During the twelve months ended December 31, 2012, the Company also recognized $0.7 million in fees paid to lenders and third parties associated with an amendment to our Senior Secured Credit Facility.

•	During the twelve months ended December 31, 2013 and 2012, the Company recognized charges for severance payments associated with executive departures of $2.2 million and $6.2 million, respectively.

•	During the three and twelve months ended December 31, 2013 and 2012, the Company recognized non-cash charges for share-based compensation.

•	During the twelve months ended December 31, 2012, the Company recognized a net gain of $2.0 million due to favorable changes in the estimated fair value of contingent consideration associated with business combinations.

Net Debt

Management’s presentation also will include a discussion of net indebtedness (“Net Debt”). Net Debt is a non-GAAP financial measure. The table presented below reconciles this non-GAAP measure to total debt. Total debt is the most comparable GAAP measure presented in the Company’s condensed consolidated financial statements.

Net Debt should not be considered as an alternative to total debt or any other GAAP measure of indebtedness or financial condition. Our calculation of Net Debt reduces our total debt by the amount of cash and cash equivalents on hand as well as by our compensating cash balance. As noted in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, we account for our notional global cash pooling arrangement on a gross basis. Consequently, our total debt balance as of each period end includes aggregated bank overdraft positions for subsidiaries participating in our notional global cash pooling arrangement. Net Debt is an important financial metric used by the Company’s creditors, investors and management to evaluate and measure the Company’s financial condition.

Reconciliation of Total Debt to Net Debt

(in millions)

	December 31, 2013	September 30, 2013	December 31, 2012

Total debt (GAAP)	$2,854.4	$2,901.7	$3,148.6
Less:
Cash and cash equivalents	(135.6)	(152.5)	(139.8)
Compensating cash balance	(25.9)	(29.1)	(246.9)

Net Debt (Non-GAAP)	$2,692.9	$2,720.1	$2,761.9

Net Leverage

Management’s presentation also will include a discussion of the ratio of Net Debt to Adjusted EBITDA for the latest twelve month period, to be referred to as the Company’s “Net Leverage” as of a point in time. This financial ratio is not itself a non-GAAP measurement but it consists of the non-GAAP measures described and reconciled above. The table below provides the calculation of Net Leverage that will be discussed during management’s presentation.

	December 31, 2013	September 30, 2013	December 31, 2012

Net Debt	$2,692.9	$2,720.1	$2,761.9
LTM Adjusted EBITDA	$418.5	$407.6	$401.5
Net Leverage	6.4 X	6.7 X	6.9 X

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

VWR FUNDING, INC.

By:	/s/ Douglas J. Pitts
	Name:	Douglas J. Pitts
	Title:	Vice President and Corporate Controller (Chief Accounting Officer and Duly Authorized Officer)
	Date:	March 3, 2014